UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 14, 2009
BOTTLING GROUP, LLC
(Exact name of registrant as specified in its charter)

Delaware	333-80361-01	13-4042452

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Pepsi Way Somers, New York	10589

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (914) 767-6000
Not Applicable

Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On January 14, 2009, Bottling Group, LLC (the “Company”), entered into a Terms Agreement with Credit Suisse Securities (USA) LLC, Morgan Stanley & Co. Incorporated, Banc of America Securities LLC and Citigroup Global Markets Inc., individually and as Representatives of the several Underwriters (the “Underwriters”) listed in the Terms Agreement, for the public offering of $750,000,000 aggregate principal amount of the Company’s 5.125% Senior Notes due 2019 (the “Notes”) on and subject to the terms and conditions set forth in the Underwriting Agreement (the “Underwriting Agreement”) dated January 14, 2009 incorporated into the Terms Agreement. On January 20, 2009 the transaction closed, the pricing of which was previously announced. The Notes were issued pursuant to an Indenture (the “Indenture”), dated as of March 30, 2006, among the Company and The Bank of New York Mellon, as successor trustee under the Indenture (the “Trustee”).
     The Notes have been registered under the Securities Act of 1933, as amended (the “Act”), by the Registration Statement on Form S-3 (Registration No. 333-132716) filed with the Securities and Exchange Commission (the “Commission”) on March 24, 2006 (the “Registration Statement”), as amended by Post-Effective Amendment No. 1 filed with the Commission on March 27, 2006. On January 16, 2009, the Company filed with the Commission its Prospectus, dated March 24, 2006, and Prospectus Supplement, dated January 14, 2009, pertaining to the offering and sale of the Notes.
     The net proceeds received by the Company in connection with the sale of the Notes, after deducting the underwriting discount and adding the reimbursement by the Underwriters to the Company of $750,000 of offering expenses, but before deducting other offering expenses payable by the Company, were $741,367,500. The Company intends to use a portion of the net proceeds from the offering, together with a portion of the proceeds from its offering of its senior notes due 2014, to repay its senior notes due 2009 at their maturity on February 17, 2009. Pending such application, the Company intends to invest such net proceeds in short-term instruments with a minimum rating of A1 or P1 and an original maturity of one month or less. The excess proceeds of this offering will be used for general corporate purposes.
     The Notes will bear interest from January 20, 2009 at a rate equal to 5.125% per year, payable semi-annually in arrears on each July 15 and January 15, beginning on July 15, 2009, to holders of record on the 15th day (whether or not a business day) that precedes such interest payment date. The Notes will mature on January 15, 2019. The Notes are the Company’s general unsecured obligations and will rank on an equal basis with all of the Company’s other existing and future senior unsecured indebtedness and senior to all of the Company’s future subordinated indebtedness.
     The Indenture contains covenants limiting the Company’s ability (and the ability of certain Company subsidiaries) to (i) create or assume certain liens, (ii) enter into certain sale and leaseback transactions, (iii) engage in mergers or consolidations, and (iv) transfer or lease all or substantially all of its assets.

     The Company may redeem the Notes at its option at any time at the greater of (i) 100% of the principal amount of the Notes being redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed from the redemption date to the maturity date discounted to the redemption date on a semi-annual basis at the corresponding U.S. Treasury rate plus 45 basis points. The Indenture also contains customary event of default provisions.
     Certain of the Underwriters or their affiliates have performed commercial and investment banking and advisory services for the Company and its affiliates from time to time for which they have received customary compensation. The Underwriters may, from time to time, engage in transactions with and perform services for the Company in the ordinary course of their business. In addition, the Trustee has performed banking services for the Company in the ordinary course of business.
     The above description of the Terms Agreement and the Notes is qualified in its entirety by reference to the Terms Agreement and the form of Note, both of which are incorporated by reference into the Registration Statement and are attached to this Current Report on Form 8-K as Exhibit 1.1 and Exhibit 4.1, respectively.
Item 9.01. Financial Statements and Exhibits
     (d) Exhibits required to be filed by Item 601 of Regulation S-K.
          The following exhibits are filed as a part of this Report.

Exhibit No.	Description
1.1	Terms Agreement dated January 14, 2009 among the Bottling Group, LLC and Credit Suisse Securities (USA) LLC, Morgan Stanley & Co. Incorporated, Banc of America Securities LLC and Citgroup Global Markets Inc., as representatives of the several underwriters named therein.

4.1	Form of Bottling Group Note.

Exhibit Index

Exhibit No.	Description
1.1	Terms Agreement dated January 14, 2009 among the Bottling Group, LLC and Credit Suisse Securities (USA) LLC, Morgan Stanley & Co. Incorporated, Banc of America Securities LLC and Citgroup Global Markets Inc., as representatives of the several underwriters named therein.

4.1	Form of Bottling Group Note.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BOTTLING GROUP, LLC
Date: January 20, 2009	By:	/s/ David Yawman
		Name:	David Yawman
		Title:	Managing Director-Delegatee